UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SCANSOURCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCANSOURCE, INC.

6 Logue Court

Greenville, South Carolina 29615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 6, 2007

The Annual Meeting of Shareholders of ScanSource, Inc. will be held at the Marriott Hotel, One Parkway East, Greenville, South Carolina, on Thursday, December 6, 2007, at 10:00 a.m., local time, for the following purposes:

(1)	To elect five members to the Board of Directors;

(2)	To approve an amendment to the Company’s Amended and Restated 2002 Long-Term Incentive Plan;

(3)	To ratify the appointment of the Company’s independent auditors for the fiscal year ending June 30, 2008; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders whose names appear of record on the books of the Company at the close of business on October 18, 2007 will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy card in the enclosed postage paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you are entitled to revoke your proxy at any time before it is exercised.

James G. Foody Chairman of the Board

October 19, 2007

SCANSOURCE, INC.

6 Logue Court

Greenville, South Carolina 29615

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ScanSource, Inc. (the “Company”) to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Marriott Hotel, One Parkway East, Greenville, South Carolina, on Thursday, December 6, 2007, at 10:00 a.m., local time, and at any adjournments thereof (the “Annual Meeting”). This Proxy Statement and the accompanying notice and form of proxy are being mailed to shareholders commencing on or about October 25, 2007.

Any shareholder who executes the form of proxy referred to in this Proxy Statement may revoke it at any time before it is exercised. The proxy may be revoked by giving written notice to the Secretary of the Company of such revocation, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Whether or not you plan to attend, you are urged to sign and return the enclosed proxy.

The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or facsimile. No compensation will be paid for such solicitations. The Company has also hired Georgeson to assist in the distribution of proxy materials and the solicitation of votes and expects to pay a fee of approximately $10,000 plus expenses for these services. In addition, the Company will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at the request of the Company, may send proxies and proxy solicitation material to their clients and principals.

Voting Securities Outstanding

The Board of Directors has fixed the close of business on October 18, 2007 as the record date and time for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. As of such date, 25,868,965 shares of the Company’s no par value common stock (the “Common Stock”) were outstanding. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting, and no other outstanding shares of capital stock of the Company are eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company’s Articles of Incorporation. Consequently, each eligible share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. The election of directors will be by plurality vote as indicated below. For each other matter specified in this Proxy Statement to be submitted for shareholder approval at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval. Abstentions and broker non-votes are not considered as votes cast, and therefore will have no effect on the outcome of the vote on such matters. A broker non-vote occurs when a broker or other nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

The Bylaws of the Company provide that the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and at any adjournments thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders holding a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegram. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

PROPOSAL ONE

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting. Pursuant to the authority granted to it by the Company’s Bylaws, the Board of Directors has set the size of the Board of Directors at five members.

The Board of Directors has recommended each of the five existing members of the Board of Directors as the five nominees for election as directors at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and qualified. The following are the Company’s nominees for election as directors at the Annual Meeting: Michael L. Baur, Steven R. Fischer, James G. Foody, Michael J. Grainger and John P. Reilly.

In accordance with the Bylaws of the Company, those nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) will be elected to the Board of Directors. Abstentions and shares held in street name that are not voted in the election of directors (i.e., broker non-votes) will not be included in determining the number of votes cast in the election of directors. The proxies solicited for the Annual Meeting cannot be voted for a greater number of persons than five, the number of nominees named. Cumulative voting in the election of directors is not permitted by the Company’s Articles of Incorporation. If any nominee shall become unavailable for any reason, the persons named in the form of proxy shall vote for a substitute nominee or vote to reduce the number of directors to be elected as directed by the Board of Directors. The Board of Directors has no reason to believe that any of the five nominees listed above will not be available for election as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

AMENDMENT OF 2002 LONG-TERM INCENTIVE PLAN

On October 17, 2007, the Board of Directors approved an amendment (the “Amendment”), subject to shareholder approval at the Annual Meeting, to the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “2002 Plan”). The Amendment increases the number of shares of Common Stock that may be issued under the 2002 Plan from 1,600,000 to 2,800,000 shares, giving effect to prior stock splits. The Amendment also removes the limit on the number of authorized shares under the 2002 Plan that may be granted as awards of restricted or unrestricted stock or performance shares, but adds a mandatory vesting period for all “full value” awards such as restricted stock, restricted stock units and performance shares. The Board of Directors approved the Amendment to be effective as of the date it is approved by the shareholders. The approval of the Amendment requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If the Amendment is not approved by the shareholders, the 2002 Plan will remain in effect without the Amendment.

The Board previously reserved 1,600,000 shares (split affected) of the Company’s Common Stock for issuance upon the grant or exercise of awards pursuant to the 2002 Plan. As of October 18, 2007, there were approximately 847 employees and officers eligible to participate in the 2002 Plan, and there were approximately 1,186,030 shares of the Company’s Common Stock subject to outstanding awards and approximately 233,816 shares of the Company’s Common Stock reserved and available for future awards under the 2002 Plan.

A summary of the 2002 Plan, including the proposed amendments described above, is set forth below. The summary is qualified in its entirety by reference to the full text of the 2002 Plan, a copy of which is attached as Annex A to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2002 PLAN. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2002 PLAN.

Summary of the 2002 Plan

Purpose. The purpose of the 2002 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, consultants and advisors to those of its shareholders, and by providing participants with an incentive for outstanding performance.

Eligibility. The 2002 Plan permits the grant of incentive awards to employees, officers, consultants and advisors of the Company and its affiliates as selected by the committee.

Permissible Awards. The 2002 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of Common Stock,

•	stock appreciation rights,

•	restricted stock and restricted stock units,

•	performance awards payable in stock or cash,

•	dividend equivalents, and

•	other stock-based awards.

Limitations on Awards. Subject to adjustment as provided in the 2002 Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the Amended and Restated 2002 Plan is 2,800,000. The maximum number of shares of Common Stock with respect to one or more options or stock appreciation rights that may be granted during any one calendar year under the 2002 Plan to any one person is 200,000 (split affected). The maximum fair market value of any awards (other than options or stock appreciation rights) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the 2002 Plan is $3,000,000.

Minimum Vesting Requirements. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any full-value award granted under the 2002 Plan to an employee or officer will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Compensation Committee may permit acceleration of vesting of such awards in the event of the participant’s death, disability, or retirement, or upon the occurrence of a change in control.

Oversight and Administration. The Compensation Committee of the Board of Directors provides oversight to the administration of the 2002 Plan. The Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2002 Plan; and make all other decisions and determinations that may be required under the 2002 Plan. The Board of Directors may at any time administer the 2002 Plan. If it does so, it will have all the powers of the Compensation Committee. The Compensation Committee has adopted an equity award policy for the administration of the 2002 Plan. See “Compensation Discussion and Analysis” in this Proxy Statement for more information.

Stock Options. The Compensation Committee is authorized to grant incentive stock options or non-qualified stock options under the 2002 Plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and no option may have a term of more than 10 years.

Stock Appreciation Rights. The Compensation Committee may also grant stock appreciation rights (SARs). These provide the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the base price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of Common Stock on the grant date.

Restricted Stock Awards. The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Restricted Stock Units. The Compensation Committee may make awards of restricted stock units, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose. Upon lapse of such restrictions, shares of Common Stock will be issued to the participant in settlement of the restricted stock units.

Performance Awards. The Compensation Committee may grant performance awards that are designated in cash (performance units) or in shares of Common Stock (performance shares). The Compensation Committee will have the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance awards that will be paid to the participant.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the shares of Common Stock subject to an award, as determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Compensation Committee to be consistent with the purposes of the 2002 Plan, including, without limitation, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, and awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified parents or subsidiaries. The Compensation Committee will determine the terms and conditions of any such awards.

Performance Goals. Options and SARs granted under the 2002 Plan will automatically qualify as performance-based awards that are fully deductible by the Company without regard to the $1 million deduction limit imposed by §162(m) of the Code. The Compensation Committee may designate any other award under the 2002 Plan (such as, for example, a cash incentive bonus or restricted stock award) as a qualified performance-based award in order to make the award fully deductible under Code §162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, affiliate, department or function within the Company or an affiliate:

•	earnings per share,

•	EBITDA (earnings before interest, taxes, depreciation and amortization),

•	EBIT (earnings before interest and taxes),

•	economic profit,

•	cash flow,

•	sales growth,

•	net profit before tax,

•	gross profit,

•	operating income or profit,

•	return on equity,

•	return on assets,

•	return on capital,

•	changes in working capital, or

•	shareholder return.

For a qualified performance-based award, the Compensation Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant dies, retires or becomes disabled at any time, or if a participant is terminated without cause or resigns for good reason (as such terms are defined in the 2002 Plan) within 12 months after a change in control of the Company (as defined in the 2002 Plan), all of such participant’s outstanding options and SARs will become fully vested and exercisable and all restrictions on his or her outstanding restricted stock awards will lapse. In each of the above cases except retirement, the Compensation Committee also may (but need not) waive the achievement of performance goals under the participant’s Code §162(m) performance-based awards. In addition, the Compensation Committee may in its discretion accelerate awards upon the occurrence of a change in control or upon any other termination of employment. The Compensation Committee may accelerate awards for any other reason, unless the aggregate number of shares with respect to which such acceleration occurs exceeds 5% of the total number of shares authorized for issuance under the 2002 Plan. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Amended and Restated 2002 Plan will be adjusted proportionately, and the committee must make such adjustments to the Amended and Restated 2002 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock-split, a stock dividend, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the authorization limits under the Amended and Restated 2002 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment

The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2002 Plan without shareholder approval; but if an amendment to the 2002 Plan would, in the reasonable opinion of the Board or the Compensation Committee, materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable under the 2002 Plan, materially modify the requirements for eligibility, or otherwise constitute a material amendment requiring shareholder approval under applicable laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board or the Compensation Committee may condition any amendment on the approval of the shareholders for any other reason, including necessity or advisability under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the 2002 Plan may adversely affect any award previously granted under the 2002 Plan without the written consent of the participant. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the antidilution provisions of the 2002 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Certain Federal Tax Effects

Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2002 Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m). If the participant files an election under Code §83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code §83(b) election.

Restricted Stock Units. The recipient will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of shares of Common Stock in settlement of a restricted stock unit award, the recipient will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m).

Performance Awards. A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or shares under the performance award, the cash amount of the fair market value of the shares of stock will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m).

Benefits to Named Executive Officers and Others

The named executive officers have previously been awarded the following number of stock options under the 2002 Plan: Mr. Baur—330,660; Mr. Cleys—41,000; Mr. Benbenek—62,000; Ms. Meade—37,200; and Mr. McLain—12,300. The total number of options that have been awarded to the Company’s executive officers as a group under the 2002 Plan is 483,160. No options have been awarded under the 2002 Plan to non-executive directors of the Company. Other than Mr. Baur, none of the individuals nominated for election as a director have been awarded options under the 2002 Plan. Mr. Baur and Steven H. Owings, the former Chairman of the Board of Directors of the Company, are the only individuals who have been awarded five percent or more of the options currently available under the 2002 Plan. The total amount of options awarded to all Company employees, excluding executive officers, under the 2002 Plan is 958,160.

Equity Compensation Plan Information

The following table gives information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of June 30, 2007.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	1,189,940	(1)	$26.93	233,816	(6)
	612,118	(2)	$9.59	0
	53,048	(3)	$8.15	0
	0	(4)	$0.00	157,600
	196,200	(5)	$19.11	0

Equity Compensation Plans Not Approved by Shareholders	—		—	—

TOTAL:	2,051,306		$15.95	391,416

(1)	ScanSource, Inc. 2002 Long-Term Incentive Plan

(2)	ScanSource, Inc. 1997 Stock Incentive Plan, as amended

(3)	ScanSource, Inc. 1993 Incentive Stock Option Plan, as amended

(4)	ScanSource, Inc. Amended and Restated Directors Equity Compensation Plan

(5)	ScanSource, Inc. 1999 Non-Employee Director Stock Option Plan, as amended

(6)	All of these shares may be granted as awards of restricted stock, performance shares or unrestricted stock

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending June 30, 2008, which appointment has been ratified by the Board of Directors. See the “Audit Committee Report” below for more information. If the shareholders do not ratify this appointment, other independent registered public accounting firms will be considered by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

A representative of Ernst & Young LLP is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

Principal Accountant Fees and Services

As reflected in the table below, the Company incurred fees in fiscal 2006 and 2007 for services performed by Ernst & Young LLP related to such periods.

	Year Ended June 30, 2006	Year Ended June 30, 2007
Audit Fees	$955,613	$1,172,995
Audit-Related Fees	$—	$8,900
Fees for Audit of Restated Financial Statements and Review of the Special Committee’s Internal Stock Option Investigation Under the Direction of the Audit Committee and Related Activities	—	$909,348
Tax Fees	$79,569	$72,201
All Other Fees	$6,488	$—

Total Fees	$1,041,670	$2,163,444

In the above table, in accordance with applicable SEC rules:

•

“audit fees” are fees billed by the independent auditors for professional services for the audit of the consolidated financial statements included in the Company’s Form 10-K, the audit of internal controls over financial reporting and review of financial statements included in the Company’s Form 10-Qs, and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements;

•	“audit-related fees” are fees for services performed during 2007 by the independent auditors for their review of the Company’s SEC filings and communications;

•

“Fees for Audit of Restated Financial Statements and Review of the Special Committee’s Internal Stock Option Investigation Under the Direction of the Audit Committee and Related Activities” are fees for services performed by the independent auditors in connection with their review of the findings of the investigation by the Special Committee formed by the Company’s Board of Directors into the Company’s stock option award practices as well as the services performed by the independent auditors in connection with their audit of the financial statements restated by the Company as a result of the Special Committee’s investigation.

•

“tax fees” are fees for services performed during the respective years by the independent auditors for professional services related to certain foreign tax compliance, tax advice, and tax planning; and

•

“all other fees” are fees for services performed by the independent auditors to the Company for any services not included in the first three categories above, and primarily consist of fees related to assistance with technical reference material in 2006.

Audit Committee’s Pre-approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by the Company’s independent auditor, including pre-approval of tax services within budgeted quarterly amounts. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee to one or more members of the Committee, who shall present any decision to pre-approve an activity to the full Committee at the first meeting following such decision. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Audit Committee has reviewed the non-audit services provided by Ernst & Young LLP and has determined that the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

OTHER BUSINESS

The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should be duly presented for a vote, then the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

PROPOSALS FOR 2008 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company by June 27, 2008 for possible inclusion in the proxy material relating to such meeting, in accordance with the SEC’s Rule 14a-8. Any proposal received after this date will be considered untimely and may be excluded from the proxy material.

The deadline for shareholders to provide written notice of intent to make nominations for the election of directors at the 2008 Annual Meeting of Shareholders (but not for inclusion in the proxy material relating to such meeting) will be 90 days prior to the date of the meeting. Such notice must also otherwise conform to the requirements of the Company’s Bylaws. For any other shareholder proposal intended to be presented at the 2008 Annual Meeting of Shareholders received by the Company after September 10, 2008, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

MANAGEMENT

Directors and Executive Officers of the Registrant

The following sets forth certain information regarding the Company’s executive officers and directors:

James G. Foody, 77, has served as a Chairman of the Board of Directors since December 2005 and as a director of the Company since December 1995. Mr. Foody has served as a business consultant in Greenville, South Carolina since October 1990. Prior to that time, he was a partner in the accounting firm of Ernst & Young LLP.

Michael L. Baur, 50, has served as the Company’s Chief Executive Officer since January 2000 and as a director since December 1995. Mr. Baur has been employed with the Company since its inception, and held the position of President from that point until June 2007. Prior to joining the Company, from April 1991 to November 1992, Mr. Baur served in various positions at personal computer manufacturer Argent Technologies, Inc., including President and General Manager. In September 1989, Mr. Baur joined Gates/FA (now Synnex), a value-added computer and technology distributor, as a Product Manager and served as Merchandising Manager from February 1990 to March 1991.

Steven R. Fischer, 62, has served as a director of the Company since December 1995. Mr. Fischer has served as President of North Fork Business Capital Corporation since July 2004, and served as President of Transamerica Business Capital Corporation from September 2000 to February 2004, as Executive Vice President and Division Manager of Transamerica Business Capital Corporation from October 1997 to September 2000 and as Senior Vice President and Regional Manager of Transamerica Business Capital Corporation from March 1992 to October 1997. Mr. Fischer is currently a director of Falconstor Software Inc., a provider of storage networking infrastructure software.

John P. Reilly, 59, has served as a director of the Company since June 2001. Mr. Reilly is co-founder and managing partner of Keltic Financial Services, LLC in Rye, New York. Prior to that, from 1977 to 1999, he held senior management positions in the Leveraged Buy-Out, Leasing, Corporate Finance and Private Banking divisions at Citibank, N.A.

Michael J. Grainger, 55, has served as a director of the Company since October 2004. Mr. Grainger served as President and Chief Operating Officer of Ingram Micro, Inc., a technology distributor, from January 2001 to April 2004. From May 1996 to July 2001 he served as Executive Vice President and Chief Financial Officer of Ingram Micro, and from July 1990 to October 1996 as Vice President and Controller of Ingram Industries, Inc. Mr. Grainger is currently a director of Bell Microproducts, a distributor of network storage technology.

R. Scott Benbenek, 51, has served as the Company’s President of Worldwide Operations since June 2007, and served as the Company’s Executive Vice President, Corporate Operations from 2002 to 2007. Mr. Benbenek joined the Company in 1998, and has also held the positions of Vice President of Merchandising and Director of Merchandising. Prior to joining the Company, Mr. Benbenek served as Product Manager for Gates/Arrow (now Synnex), from 1990 to 1992, and served as Director of Merchandising and Vice President of Merchandising for Gates/Arrow from 1992 to 1995 and 1995 to 1998, respectively.

Richard P. Cleys, 56, has served as Vice President and Chief Financial Officer since joining the Company in November 2002. Prior to joining the Company, Mr. Cleys served as Vice President and Controller of Lanier Worldwide, Inc., a multinational office product and service distributor from 1996 to 1998 and as Vice President Finance and Treasurer from 1999 to 2001. From 1993 to 1996, Mr. Cleys served as Vice President and Chief Financial Officer of AB Dick, Inc., a manufacturer of printing products.

Andrea D. Meade, 36, has served as the Company’s Executive Vice President of Operations and Corporate Development since June 2007, and served as the Company’s Executive Vice President, Corporate Operations from 2002 to 2007. Ms. Meade joined the Company in 2000, and has also held the position of Director of

Strategic Development. Prior to joining the Company, Ms. Meade served as a Senior Associate with Green, Manning & Bunch, Ltd., a middle market investment banking firm. Prior to that, Ms. Meade served as an Associate in J.P. Morgan & Co.’s Financial Institutions Group, focused on mergers & acquisitions and advisory services.

Robert S. McLain, Jr., 47, has served as the Company’s Vice President of Marketing since September 1997. Beginning in May 1995 he was employed by the Company to assist in the formation of a subsidiary of the Company, Transition Marketing, Inc. Transition Marketing Inc. was formed in August 1995, at which time, Mr. McLain began serving as President of Transition Marketing, Inc. From July 1993 to April 1995, Mr. McLain was Director of Marketing with Gates/FA (now Synnex). As part of the Company’s June 2007 management reorganization, Mr. McLain no longer serves as an executive officer.

Board Meetings and Committees

The Board of Directors of the Company met a total of 26 times during the Company’s fiscal year ended June 30, 2007. No director attended fewer than 75% of the total of such meetings and the meetings of the committees upon which he served, held during the period for which he served as director.

Other than Mr. Baur, the Board of Directors has determined that each member of the Board meets the requirements for being “independent” as defined in SEC rules and regulations and NASDAQ listing standards.

Pursuant to the Bylaws of the Company, the Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, a Compensation Committee, a Governance Committee and a Nominating Committee.

The Audit Committee is composed of Messrs. Fischer, Foody, Grainger and Reilly. The functions of the Audit Committee include selecting the independent auditors, reviewing the scope of the annual audit undertaken by the Company’s independent auditors and the progress and results of their work, reviewing the financial statements of the Company and its internal accounting and auditing procedures and oversight of the Company’s internal audit function. No directors of the Company who are also executive officers may serve on the Audit Committee. This committee met 4 times during the fiscal year ended June 30, 2007. Each member of the Audit Committee meets the definition of independence for audit committee members as set forth in the NASDAQ listing standards. The Board has determined that Mr. Grainger meets the requirements of an “audit committee financial expert” as defined in SEC rules and regulations.

The Compensation Committee is composed of Messrs. Fischer, Grainger, and Reilly. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain officers of the Company, oversight of the Company’s stock option plans, and considering such other matters as may from time to time be referred to the Compensation Committee by the Board of Directors. The Compensation Committee operates pursuant to a charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee. A copy of the charter is available on the Company’s website at www.scansource.com. No directors of the Company who are also executive officers of the Company may serve on the Compensation Committee. This committee met 6 times during the fiscal year ended June 30, 2007. See “Executive Compensation—Compensation Discussion and Analysis” for a further discussion of the committee’s processes and procedures for the consideration and determination of executive and director compensation.

The Governance Committee is composed of Messrs. Baur, Fischer, Foody, Grainger and Reilly. The functions of the Governance Committee include oversight and responsibility for implementation of the Company’s program for complying with the requirements of the Sarbanes-Oxley Act of 2002 and rules and regulations of the SEC and NASDAQ thereunder or related thereto (in conjunction with the Audit Committee, where necessary or appropriate) as well as other NASDAQ rulemaking initiatives pertaining to corporate governance considerations. The Governance Committee provided a report to the Board following last year’s annual shareholders meeting and held a committee meeting in July of 2007.

The Nominating Committee is currently composed of the entire board. The functions of the Nominating Committee include oversight and responsibility for the recruitment and nomination of officers and directors of the Company from time to time including, but not limited to, the nomination of directors for election at each annual meeting of shareholders of the Company by a majority of the independent directors on the Board. The Nominating Committee acted by written consent once in the fiscal year ended June 30, 2007.

The Nominating Committee will identify and screen potential nominees for directors and recommend nominees to the Board. The Nominating Committee has not adopted specific objective requirements for service on the Board. Instead, the Nominating Committee will consider various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including the nominee’s experience and skills and whether such skills or experience are particularly relevant to the Company; whether the nominee would be an independent director under NASDAQ listing standards and applicable law; and in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.

As vacancies arise, the Nominating Committee will consider nominees to the Board of Directors recommended by shareholders of the Company and will consider candidates recommended by shareholders in the same manner as other candidates. Nominations should be submitted in writing to the Secretary of the Company, giving the recommended nominee’s name, biographical data, and qualifications and must otherwise comply with the requirements of the Company’s Bylaws. See “Proposals for 2008 Annual Meeting” for further information.

The Nominating Committee operates pursuant to a charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating Committee. A copy of the charter is available on the Company’s website at www.scansource.com.

Board Member Attendance at Annual Meetings

The Company encourages all of the directors to attend the annual meetings of shareholders. All of the directors then serving on the Board attended the 2006 Annual Meeting of Shareholders.

Communications Between Security Holders and Board of Directors

Security holders of the Company may send written communications to the Board or any one or more of the individual members of the Board by directing such communication to the Company’s Secretary by mail in the care of the Secretary, at the Company’s principal executive offices, or by e-mail to john.ellsworth@scansource.com. All written communications will be compiled by the Secretary and promptly submitted to the individual directors being addressed or to the chair of the committee whose areas of responsibility includes the specific topic addressed by such communication, or in all other cases, to the chairman of the Board.

Code of Ethics

The Company’s code of conduct is applicable to all of the Company’s executive officers, including the Chief Executive Officer and the Chief Financial Officer, directors and employees. The Company will provide a copy of the code of conduct upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Secretary. The Company may post the code of conduct on its website at www.scansource.com.

The Company will post on its website, www.scansource.com, or will disclose on a Form 8-K filed with the SEC, any amendments to, or waivers from, a provision of the code of conduct that applies to the Chief Executive Officer and the Chief Financial Officer, or persons performing similar functions, and that relates to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code; or (v) accountability for adherence to the code. Any waiver granted to an executive officer or a director may only be granted by the Board and will be disclosed, along with the reasons therefor on a Form 8-K filed with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish the Company copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2007, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons, except that a Form 3 filed by Mr. Benbenek inadvertently omitted 240 shares owned by him and was subsequently amended.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Overview

In the paragraphs that follow, we provide an overview and analysis of the Company’s compensation program and policies, the material compensation decisions the Company made under those programs and policies with respect to its top executive officers, and the material factors considered in making those decisions. In addition, you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2007 to the following individuals, whom the Company refers to as its named executive officers:

•	Michael L. Baur, Chief Executive Officer,

•	Richard P. Cleys, Vice President & Chief Financial Officer,

•	R. Scott Benbenek, President of Worldwide Operations,

•	Andrea D. Meade, Executive Vice President of Operations & Corporate Development, and

•	Robert S. McLain, Jr., Vice President of Marketing.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within the Company’s overall compensation program.

Objective of Compensation Program

The Company’s approach to the compensation of its executive officers is relatively simple and straight-forward. The objective of the Company’s executive compensation program is to enable it to attract, motivate, reward and retain the management talent necessary to achieve both long-term and short-term corporate objectives, and increase shareholder value in the process. The Company also aims to establish executive compensation levels that correlate directly to the executive’s level of responsibility, with the compensation of executives carrying responsibility for multiple business units being tied to the performance of the Company as a whole. Additionally, the Company aims to provide its executives with incentive-based compensation tied to the Company’s performance in achieving growth and improved profitability, which aligns the executive opportunity with shareholder interest. To do this effectively, the Company believes that its compensation program must provide its executive officers with a total compensation package that is reasonable in relation to the Company’s performance, sufficiently competitive relative to the packages offered by competitors of similar size in its industry, and internally equitable.

How Executive Compensation Is Determined and Assessed

The Compensation Committee of the Company’s Board of Directors establishes and reviews the Company’s executive compensation policies and practices, reviews the pay plans and equity awards offered to its executive officers, oversees the Company’s stock option plans, and considers such other matters as may from time to time be referred to the Compensation Committee by the Board of Directors. The Compensation Committee consists of three non-employee directors who meet the standard for independence under the NASDAQ’s marketplace rules.

The Compensation Committee meets at least annually to review and approve all new executive compensation programs and, if necessary, recommend approval to the Board of Directors. The Compensation Committee has not established a formal policy for the manner in which it allocates executive compensation between cash and non-cash components, short-term and long-term components, or among benefits, perquisites or other forms of non-cash compensation. Instead, the Compensation Committee focuses on the past performance and contribution of each executive officer in determining the overall structure of executive compensation packages. The Compensation Committee also relies upon the recommendations of the Company’s management team, particularly the Chief Executive Officer, regarding the compensation of the named executive officers other than the Chief Executive Officer. The Chief Executive Officer, with input from other executive officers, annually reviews the performance of each of the named executive officers (the Chief Executive Officer’s performance is reviewed solely by the Compensation Committee) and presents recommendations for compensation adjustments, including any adjustments to base salary, variable compensation and/or equity awards, to the Compensation Committee. The Board of Directors provides guidance regarding the assessment of each executive officer’s annual performance and regarding the recommendations for adjustments to each executive officer’s compensation package. In addition, each executive officer is subject to the annual performance evaluation system managed by the Company’s Human Resources Department, and this performance assessment tool is used by the Chief Executive Officer in his review of each executive officer’s performance.

The executive officers’ experience and the levels of compensation potentially available in the marketplace are primary considerations, as are the results of the executives’ annual performance reviews, which consider the executives’ decision-making and their demonstrated skill in developing the individuals that report to them. Since all of the Company’s named executive officers have been employed by the Company for more than five years, the Company has not recently had to establish compensation without historical points of reference, and the year-to-year changes have been relatively modest.

The Compensation Committee does not perform a formal benchmarking process although it has taken note of compensation packages offered to executive officers at similarly-sized competitors such as Synnex, Agilysis and Bell Micro. However, the Compensation Committee has the authority to retain compensation consultants and other experts to provide assistance in establishing compensation levels if it deems that appropriate. For fiscal year 2007, the Compensation Committee did not utilize a compensation consultant since the Company’s executive compensation plan for fiscal year 2007 was expected to be similar, and in fact was similar, in all material respects to that utilized by the Company in fiscal year 2006. The Compensation Committee also considers the level of total compensation that may be required to attract a replacement for a particular executive officer.

Compensation Program Elements

The Company’s executive officer compensation program consists of three core elements: base salary, cash incentives, and long-term equity incentives. The Company also provides its top executive officers with limited retirement benefits, severance benefits and change in control benefits.

Base Salary

Base salaries for each of the Company’s named executive officers are determined through a subjective assessment of each executive officer’s performance, in light of his or her responsibilities, goals and objectives, his or her position with the Company, and the Company’s overall performance during prior periods. Any relevant market trends and internal compensation equity issues also may be considered, including each executive officer’s distribution industry experience relative to others. In evaluating Company performance, the primary focus is upon financial performance for the relevant annual period measured by operating income. The Company believes that operating income is the appropriate measurement because it is most closely aligned with the interests of shareholders. In addition, operating income is easily computed, communicated and understood by employees and shareholders alike. The correlation between incremental growth in operating income and enhanced shareholder value is strong.

Base salaries are reviewed annually by the Compensation Committee and adjusted appropriately. The base salary paid to each named executive officer of the Company in fiscal year 2007 is set forth in the summary compensation tables.

Cash Incentives

Variable cash incentives payable monthly or quarterly reward the Company’s executive officers for the attainment of pre-determined performance metrics and provide an incentive for continued performance in the future. This component of executive officer compensation has also been used to reward executive officers’ for business growth opportunities and the profitability of the individual business units they manage. Fiscal year 2007 cash incentives for each executive officer, with the exception of Mr. Cleys, were based on the Company’s operating income and return on invested capital (ROIC). ROIC is used as the performance measurement for several reasons: (1) it is the primary metric relied upon by Company management to monitor and evaluate the Company’s business performance; (2) the Company believes that it is the preferred measurement that best balances the Company’s operating results with its asset and liability management; and (3) it excludes the results of capitalization decisions (debt vs. equity), is easily computed, communicated and understood, and drives changes in shareholder value. For these reasons, the Company establishes variable cash incentives for its executive officers contingent on the Company achieving ROIC levels that will influence its executive officers’ decision-making.

The actual dollar value of the cash incentive award is calculated as a percentage of operating income because the Company believes this effectively aligns the financial interests of the named executive officers with the performance and profitability of the Company. While the ROIC performance metric is the same for each named executive officer, with the exception of Mr. Cleys, the formula for calculating the dollar value of the cash incentive award is different for each executive. The current formula for each executive officer, excluding Mr. Cleys, was subjectively determined based on an evaluation of the Company’s historical performance and the growth expectations and metrics developed from that evaluation. Factors such as the executive officer’s scope of responsibility, the Company’s past performance, with the results of the most recent fiscal year being emphasized, the general consensus of the Compensation Committee, Board of Directors and executive management team regarding the forecast for the next fiscal year, and any other internal or external factors affecting the Company’s business model are also generally considered. The Compensation Committee also considers the need to set the formula for each executive officer at a level where achieving the target incentive compensation levels is not guaranteed and the achievement of the target incentive compensation levels is rewarding to both the executive and to shareholders.

For 2007 the cash incentives to the named executive officers aggregated to $1,753,606 million, or 2.32% of operating income. The Compensation Committee considers this an appropriate allocation of operating income for this purpose. The specific awards for each named executive officer are detailed below.

Mr. Baur. Mr. Baur’s annual cash incentive award was calculated as a straight percentage of operating income, as follows. In addition, the Compensation Committee opted to exclude the effects of federal accounting standard SFAS No. 123R in calculating Mr. Baur’s award, and agreed with Mr. Baur that the costs incurred by the Company in forming a Special Committee to examine the Company’s equity award practices should be included in calculating his award.

Return on Invested Capital	% of Operating Income
Greater than 30%	1.65%
Less than 30% but greater than 20%	1.5%
Less than 20% but greater than 10%	1.4%
10% or less	1.0%

In fiscal year 2007, the Company achieved ROIC of 20.08% and Mr. Baur’s fiscal year 2007 bonus award was determined to be $1,184,625.

Mr. McLain. Mr. McLain’s target bonus opportunity was approximately $75,000. His cash incentive award was calculated on a quarterly basis by multiplying operating income by a factor of .00108 and by a percentage, as specified below. For purposes of making this calculation, the Compensation Committee opted to exclude the effects of federal accounting standard SFAS No. 123R as well as the costs attendant to the Special Committee’s examination of the Company’s equity award practices.

Return on Invested Capital	% for Calculation
Greater than 30%	115%
At or between 25% and 29%	110%
At or between 20% and 24%	100%
Less than 20%	90%
Less than 10%	70%

In fiscal year 2007, the Company achieved ROIC of 22.17% (ROIC calculation excludes the costs attendant to the aforementioned Special Committee) and Mr. McLain’s fiscal year 2007 bonus award was determined to be $95,930.

Mr. Benbenek. Mr. Benbenek’s target bonus opportunity for fiscal year 2007 was approximately $175,000. His cash incentive award was calculated on a quarterly basis by multiplying operating income by a factor of .0025 and by a percentage, as specified below. For purposes of making this calculation, the Compensation Committee opted to exclude the effects of federal accounting standard SFAS No. 123R as well as the costs attendant to the Special Committee’s examination of the Company’s equity award practices.

Return on Invested Capital	% for Calculation
Greater than 30%	115%
At or between 25% and 29%	110%
At or between 20% and 24%	100%
Less than 20%	90%
Less than 10%	70%

In fiscal year 2007, the Company achieved ROIC of 22.17% (ROIC calculation excludes the costs attendant to the aforementioned Special Committee) and Mr. Benbenek’s fiscal year 2007 bonus award was determined to be $221,567.

Ms. Meade. Ms. Meade’s target bonus opportunity for fiscal year 2007 was approximately $151,000. Her cash incentive award was calculated on a quarterly basis by multiplying operating income by a factor of .00216 and by a percentage, as specified below. For purposes of making this calculation, the Compensation Committee opted to exclude the effects of federal accounting standard SFAS No. 123R as well as the costs attendant to the Special Committee’s examination of the Company’s equity award practices.

Return on Invested Capital	% of Target Bonus Opportunity
Greater than or equal to 30%	115%
At or between 25% and 29%	110%
At or between 20% and 24%	100%
Less than 20%	90%

In fiscal year 2007, the Company achieved ROIC of 22.17% (ROIC calculation excludes the costs attendant to the aforementioned Special Committee) and Ms. Meade’s fiscal year 2007 bonus award was determined to be $191,484.

In connection with their recent appointment as named executive officers of the Company, Mr. Benbenek and Ms. Meade’s bonus structure will change for fiscal year 2008 to more closely align with the bonus structure for Mr. Baur. For fiscal year 2008, Mr. Benbenek’s and Ms. Meade’s target bonus opportunity, reflected as a percentage of operating income, is 0.35% and 0.25%, respectively. The amount of their annual cash incentive award will be calculated as follows:

Return on Invested Capital	% of Target Bonus Opportunity
Greater than or equal to 30%	115%
At or between 25% and 29%	110%
At or between 20% and 24%	100%
Less than 20%	90%

Mr. Cleys. Mr. Cleys’ target bonus for fiscal year 2007 was approximately $75,000. As a control measure, Mr. Cleys’ bonus was based on a subjective assessment of his performance rather than on the operating income and ROIC measurements applicable to the other named executive officers. The Board of Directors believes that Mr. Cleys’ role as Chief Financial Officer and his responsibility for reporting the Company’s operating income and ROIC are not conducive to an incentive compensation opportunity based on purely financial measurements. Instead, Mr. Cleys’ performance is evaluated annually by the Chief Executive Officer based on the overall operational performance of the Company’s financial function and Mr. Cleys’ demonstrated management capabilities with respect to issues such as staffing and planning to meet the Company’s financial needs. The Board of Directors determines Mr. Cleys’ bonus compensation after considering the recommendation of the Chief Executive Officer. The Chief Executive Officer’s favorable evaluation of Mr. Cleys’ performance in fiscal year 2007 resulted in the Board’s approval of a bonus award of $80,376.

Long-Term Equity Incentives

Long-term equity incentives are awarded to executive officers in the form of stock options. The Company believes that stock options provide long-term incentives to executives because they directly link the executives’ financial success to that of the Company’s shareholders. Moreover, the Company believes that stock options are an effective tool for the retention of executive officers. Stock options were awarded to all of the Company’s executive officers during fiscal year 2007.

With respect to grants, the exercise price of stock options equals the fair market value on the date of the grant, as measured by the closing price of the Company’s common stock on the NASDAQ on the award date. The Company’s Equity Award Grant Policy requires annual awards to be made at the Compensation

Committee’s meeting regularly scheduled on the day of the annual meeting of the Company’s shareholders. Stock options are subject to a three-year vesting schedule with a pro rata portion vesting on each anniversary of the date of the grant. In addition, vesting accelerates on a change of control. Vested stock options are exercisable for a period of ten years after the grant, subject to limited exceptions if a participant’s employment terminates.

The number of stock options granted by the Compensation Committee in a given year is based on, among other things, overall Company performance, the number of stock options available for award, the value of the proposed award, and the amount of options awarded in prior years, with the ultimate purpose of motivating, rewarding and retaining executive officers while preserving shareholder value.

Other Executive Benefits, including Perquisites, Retirement Benefits and Deferred Compensation

The Company provides some of its executive officers with certain perquisites, retirement, deferred compensation and other benefits that the Compensation Committee believes are consistent with the Company’s goal of attracting, motivating and retaining key executive employees.

The Company’s executive officers are eligible to participate in the Company’s tax qualified 401(k) plan to the same degree that other employees are eligible to participate. The plan provides for up to an $800 annual match that vests over a three-year period. Participants in the Company’s 401(k) plan are also eligible for any annual discretionary contributions (authorized by the Compensation Committee) that vest over a five-year period.

The Company maintains a deferred compensation plan pursuant to which the executive officers may defer a portion of their annual compensation. Participants’ funds are invested among various funds designated by the plan administrator (and currently may not be invested in the Company’s common stock). The Company may make matching contributions that vest over a five-year period. Participants become fully vested in any matching contributions upon a change in control of the Company and upon their death, disability or attainment of age 65.

Executive officers are entitled to participate in the Company’s health, vision, dental, paid time off, life, disability and employee stock ownership plans to the same degree that the Company’s other employees are entitled to participate. In addition, executive officers may participate in a supplemental long-term disability plan.

Employment, Severance and Change in Control Agreements

The Company has entered into employment agreements with each of its named executive officers because it believes that such agreements are necessary to attracting, motivating and retaining executive talent and fostering continuity among the Company’s leadership. These agreements, depending on the reason for the termination and when it occurs, provide certain severance benefits for named executive officers. These severance pay arrangements are put in place not only because they are often necessary to attract executive talent, but because in the instance of a change in control, severance benefits provide protection for the executives involved in negotiating and directing the change in control that allows them to act in the best interests of the Company without regard for the effects such a change in control may have on their personal situations. Please see the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement for a detailed description of the severance benefits, and “Employment, Severance and Change in Control Agreements” in this Proxy Statement for a detailed description of such agreements.

Other Elements of the Company’s Executive Compensation Program

Stock Ownership Guidelines

While the Company believes that its executive officers should have a financial stake in the Company and encourages its executives to own Company stock, the number of shares an executive owns is an individual decision and the Company does not maintain a policy requiring its executives to own a certain number of shares.

Because stock options are a significant component of the Company’s executive officer compensation and executives are also eligible to participate in the Company’s employee stock ownership plan, all of the Company’s executives have a direct interest in the Company.

Equity Grant Practices

The Company maintains a formal equity award policy whereby all annual equity awards and equity awards made to executive officers under Section 16(a) of the Securities Exchange Act of 1934 are made by the Compensation Committee. The Compensation Committee has delegated authority to the Chief Executive Officer to make awards to newly-hired or newly-promoted employees who are not executive officers under Section 16(a) of the Securities Exchange Act of 1934. The Compensation Committee’s delegation authority to the Chief Executive Officer does not apply to newly-hired employees occurring in connection with a merger or acquisition and no individual grant may exceed 40,000 shares. The Company’s General Counsel and Chief Financial Officer oversee the documentation of and accounting for all stock options and other equity award grants.

The exercise price of all stock options granted by the Compensation Committee, including grants by the Chief Executive Officer pursuant to delegated authority, cannot be less than 100% of the fair market value of the common stock on the date of the grant.

Regarding annual, merit-based equity grants, the date of grant is the day following each annual meeting of the Company’s shareholders or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported. The Compensation Committee is authorized to grant annual, merit-based equity awards to employees and consultants pursuant to a meeting held each year on the same date as the annual shareholder meeting, and grants are made only during a “window” for stock transactions (under the Company’s insider trading compliance program). In the event that the annual shareholder meeting does not occur during a window then the annual grant shall occur at the next Compensation Committee meeting during a window. The annual grant date for named executive officers is the same as the annual grant date for other employees (subject to extenuating circumstances approved in advance by the Compensation Committee).

If necessary, the Compensation Committee may meet quarterly, or more often as required, during a window for stock transactions to make special grants of equity awards in the case of newly-hired Section 16 officers, promotions, or special recognition situations for employees and consultants, or in situations not involving annual grants. Equity awards to newly hired employees or officers, or to Company employees who have been promoted, are granted on the effective date of their employment with the Company or the effective date of their promotion, as applicable. Equity awards related to special recognition situations for employees and consultants and other situations not involving annual grants, new hires or promotions shall only be granted on a date occurring during windows for stock transactions. The Board of Directors of the Company considers and approves options being issued in connection with a merger or acquisition.

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our named executive officers. Compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to this $1 million limitation. It is the Compensation Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

With the adoption of SFAS No. 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

2007 SUMMARY COMPENSATION TABLE

The following table sets forth the cash and other compensation that we paid to our named executive officers or that was otherwise earned by our named executive officers for their services in all capacities during the fiscal year ended June 30, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Michael L. Baur President and Chief Executive Officer	2007	700,000	—		849,829	1,184,625	131,517	2,865,971

Richard P. Cleys Vice President and Chief Financial Officer	2007	250,000	80,376	(4)	119,709	—	13,857	463,942

R. Scott Benbenek President of Worldwide Operations	2007	200,000	—		85,464	221,567	22,558	529,589

Andrea D. Meade Executive Vice President of Operations and Corporate Development	2007	137,500	—		55,590	191,484	9,484	394,058

Robert S. McLain Jr. Vice President of Marketing	2007	170,000	—		40,862	95,930	13,208	320,000

(1)

Reflects the proportionate amount of the total fair value of option awards recognized by the Company as an expense for financial statement reporting purposes for the fiscal year ended June 30, 2007, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of the awards was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as FAS 123R). The assumptions used in the calculation of the grant date fair values of the option awards are included in Note 6 to the Company’s audited financial statements for the fiscal year ended June 30, 2007 included in the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2007, accompanying this Proxy Statement.

(2)

Reflects the value of cash incentives earned pursuant to our annual incentive bonus program. For information regarding our annual incentive bonus program, see the discussion in “Compensation Discussion and Analysis” in this Proxy Statement.

(3)

All Other Compensation includes three components for each named executive officer: a company matching contribution under the Company’s Nonqualified Deferred Compensation Plan, a 401(k) matching contribution, and premiums on an officer disability policy paid by the company. For Baur, Cleys, Benbenek, Meade and McLain, the company match on deferred income were $127,273, $8,970, $18,306, $8,065 and $11,670, respectively, and the disability premiums were $3,444, $4,087, $3,452, $619 and $738, respectively. The 401(k) match for each named executive officer was $800.

(4)

Mr. Cleys was awarded a discretionary bonus based on a subjective assessment of his performance and the overall operational performance of the Company’s financial function. For information regarding Mr. Cley’s bonus opportunity, see the discussion in “Compensation Discussion and Analysis” in this Proxy Statement.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

The following table below sets forth the individual grants of plan-based awards made to each of our named executive officers during the fiscal year ended June 30, 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Michael L. Baur		789,750	1,184,625	1,303,090
	06/20/2007				100,000	32.13	1,568,000

Richard P. Cleys	06/20/2007				8,000	32.13	125,440

R. Scott Benbenek		154,833	221,190	254,370
	06/20/2007				30,000	32.13	470,400

Andrea D. Meade		133,780	191,110	219,770
	06/20/2007				18,000	32.13	282,240

Robert S. McLain Jr.		66,890	95,550	109,890
	06/20/2007				1,500	32.13	23,520

(1)

Reflects threshold, target and maximum payout levels under our fiscal year 2007 annual incentive bonus program. For information regarding our annual incentive bonus program, see the discussion in “Compensation Discussion and Analysis” in this Proxy Statement. The actual amount earned by each named executive officer for fiscal year 2007 is reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Other than 39,340 stock options granted to Mr. Baur under the Company’s 1997 Stock Incentive Plan, all stock options were granted under the Company’s 2002 Long-Term Incentive Plan and vest in equal annual installments on the first three anniversaries of the grant date. The options granted to Mr. Baur under the Company’s 1997 Stock Incentive Plan vest in equal annual installments on the first three anniversaries of the grant date.

Employment, Severance and Change in Control Agreements

The Company has entered into employment agreements with each of the named executive officers. Each of Mr. Baur’s and Mr. Cleys’ employment agreement is effective for a term ending on June 30, 2008, and, if a change in control occurs, their respective employment agreements will be effective until the later of June 30, 2008, or the first anniversary of the change in control. Mr. Benbenek’s and Ms. Meade’s employment agreements are effective for a term ending June 30, 2009. Mr. McLain’s employment agreement is effective for a term ending on December 31, 2008.

The current annual salaries of the executive officers pursuant to their employment agreements are as follows: Mr. Baur—$700,000; Mr. Cleys—$265,000; Mr. Benbenek—$300,000; Ms. Meade—$200,000; and Mr. McLain—$170,000.

The executive officer’s employment may be terminated by the Company at any time for “cause” (as defined therein) or for no reason, or by the executive with or without “good reason” (as defined therein, which, with respect to Messrs. Baur, Cleys and Benbenek and Ms. Meade, includes termination by the executive for certain reasons during the 60-day period beginning on the six-month anniversary of a change in control). The agreements will also terminate upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

If Mr. Baur’s or Mr. Cleys’ employment is terminated by the Company other than for cause or disability or if either resigns for good reason, the Company will be required to pay him his accrued salary, a pro rata annual bonus, and other accrued benefits through the date of termination. In addition, the Company will be required to pay him a severance amount equal to his highest combined base salary and annual bonus during the three full fiscal years prior to termination, multiplied by an applicable severance multiple. The severance multiple is the greater of (a) one, (b) the number of full months then remaining until June 30, 2008, divided by 12, or (c) two (in the case of Mr. Cleys) or three (in the case of Mr. Baur), if the employment termination occurs within 12 months after or otherwise in contemplation of a change in control. In addition, if Mr. Baur’s employment is terminated by the Company without cause or if he resigns for good reason, he and his dependents will receive continued medical, dental and prescription drug benefits until Mr. Baur reaches age 65, and then will receive MediGap coverage, to the extent available, until Mr. Baur reaches the age of 80.

With respect to Mr. Benbenek and Ms. Meade, if: (1) Mr. Benbenek’s or Ms. Meade’s employment is terminated by the Company other than for cause or disability; (2) Mr. Benbenek or Ms. Meade terminates his or her employment for good reason within a period of 30 days after the occurrence of an event giving rise to good reason; (3) Mr. Benbenek’s or Ms. Meade’s employment is terminated other than for cause or disability within 12 months after or in contemplation of a change in control of the Company; or (4) Mr. Benbenek’s or Ms. Meade’s employment is terminated by the Company other than for cause or disability within 60 days of June 30, 2009, then he or she will receive severance benefits that includes, among other things, a lump sum cash payment equal to the sum of his or her salary earned through the date of termination (to the extent not already paid), unpaid incentive compensation earned to the date of termination, other accrued benefits through the date of termination, and an amount equal to the highest combined annual salary and incentive compensation earned by Mr. Benbenek or Ms. Meade from the Company, including any such amounts earned but deferred, in the three fiscal years prior to the date of termination. In such instances, the Company will also reimburse Mr. Benbenek and Ms. Meade for any COBRA payments he or she makes in the 12 months following his or her termination date that are in excess of the monthly rates paid by active employees for medical and dental benefits, but only until such time as he or she becomes eligible to receive similar benefits under another group plan.

With respect to Mr. McLain, if his employment is terminated by the Company other than for cause or disability, or he terminates his employment for good reason within a period of 30 days after the occurrence of an event giving rise to good reason, then he will receive severance benefits that include, among other things, a lump sum cash payment equal to the sum of his salary earned through the date of termination (to the extent not already paid), unpaid incentive compensation earned to the date of termination, other accrued benefits through the date of termination, and an amount equal to the highest combined annual salary and incentive compensation earned by Mr. McLain from the Company, including any such amounts earned but deferred, in the last three calendar years prior to the date of termination multiplied by the number of days remaining between the date of termination and June 30, 2008, and divided by 365. In such instances, the Company will also reimburse Mr. McLain for any COBRA payments he makes from the date of termination through June 30, 2008, that are in excess of the monthly rates paid by active employees for medical and dental benefits, but only until such time as he becomes eligible to receive similar benefits under another group plan.

If Mr. Baur’s or Mr. Cleys’ employment is terminated by reason of his death, disability or retirement, or if the employment period is allowed to expire without early termination, he will be entitled to his accrued salary, pro rata annual bonus and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates Mr. Baur or Mr. Cleys for cause, or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount. If Mr. Baur’s employment is terminated by reason of his disability or retirement, he and his dependents will receive continued medical, dental and prescription drug benefits until Mr. Baur reaches age 65, and then will receive MediGap coverage, to the extent available, until Mr. Baur reaches the age of 80. If Mr. Baur’s employment is terminated by reason of his death, his dependents will receive continued medical, dental and prescription drug benefits until Mr. Baur would have reached age 65. In addition, if Mr. Baur’s employment is terminated by reason of his disability, the Company has agreed that Mr. Baur will receive an annual payment of $60,000 until Mr. Baur is no longer considered disabled or until he attains age 65. Such benefit may be funded, at the election of the Company, through an individual long-term disability policy or by the Company directly.

With respect to Mr. Benbenek, Mr. McLain and Ms. Meade, if his or her employment is terminated by reason of his or her death, disability or retirement, he or she will be entitled to accrued salary, incentive compensation and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If Mr. Benbenek’s or Ms. Meade’s employment is terminated due to the normal expiration of his or her employment period or if his or her employment is terminated for other than cause or disability within 60 days of June 30, 2009, he or she will be entitled to accrued salary, incentive compensation and benefits through the date of termination, and an amount equal to the highest combined annual salary and incentive compensation earned by Mr. Benbenek or Ms. Meade from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination. If Mr. McLain’s employment is terminated due to the normal expiration of his employment period, he will be entitled to accrued salary, incentive compensation and benefits through the date of termination.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information concerning option awards that were outstanding as of June 30, 2007 for each of our named executive officers. Our named executive officers do not hold any stock awards.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Michael L. Baur	54,232	—	3.69	9/01/2008
	20,936	—	4.21	10/26/2008
	100,000	—	8.41	12/06/2009
	70,000	—	9.31	12/20/2010
	40,000	—	10.63	12/03/2011
	50,000	—	12.68	01/02/2013
	70,000	—	23.06	01/02/2014
	46,667	23,333	29.70	01/05/2015
	26,668	53,332	27.48	01/05/2016
	—	100,000	32.13	06/20/2017

Richard P. Cleys	26,666	—	15.88	11/12/2012
	15,000	—	23.06	01/02/2014
	6,667	3,333	29.70	01/05/2015
	2,667	5,333	27.48	01/05/2016
		8,000	32.13	06/20/2017

R. Scott Benbenek	28,652	—	3.69	09/01/2008
	4,000	—	6.25	10/18/2009
	13,086	—	8.40	12/06/2009
	4,000	—	9.32	12/20/2010
	10,000	—	10.63	12/03/2011
	12,000	—	12.68	01/02/2013
	6,000	—	23.06	01/02/2014
	4,000	2,000	29.70	01/05/2015
	2,667	5,333	27.48	01/05/2016
	—	30,000	32.13	06/20/2017

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Andrea D. Meade	2,000	—	12.68	01/02/2013
	4,400	—	23.06	01/02/2014
	2,933	1,067	29.70	01/05/2015
	1,467	2,933	27.48	01/05/2016
	—	18,000	32.13	06/20/2017

Robert S. McLain Jr.	10,000	—	8.40	12/06/2009
	12,000	—	9.32	12/20/2010
	8,000	—	10.63	12/03/2011
	4,400	—	23.06	01/02/2014
	2,133	1,067	29.70	01/05/2015
	1,067	2,133	27.48	01/05/2016
	—	1,500	32.13	06/20/2017

(1)	Stock options vest in equal annual installments on the first three anniversaries of the grant date.

2007 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information regarding the accounts of the named executive officers under the Company’s Nonqualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael L. Baur	254,545	127,273	156,952	—	1,260,679
Richard P. Cleys	29,900	8,970	10,105	—	121,061
R. Scott Benbenek	61,019	18,306	16,036	—	216,334
Andrea D. Meade	26,884	8,065	6,975	—	83,501
Robert S. McLain Jr.	38,900	11,670	9,139	—	140,023

(1)

Amounts represent voluntary deferrals of salary, bonus, or a combination of both salary and bonus under the Company’s Nonqualified Deferred Compensation Plan. Contributions of deferred salary are reported as fiscal year 2007 income in the Salary column of the 2007 Summary Compensation Table, but contributions of deferred bonus were reported as fiscal year 2006 compensation in the Summary Compensation Table for such year.

(2)

Amounts represent Company matching contributions under the Company’s Nonqualified Deferred Compensation Plan. These amounts are reported as fiscal year 2007 income in the All Other Compensation column of the 2007 Summary Compensation Table.

The Company’s Nonqualified Deferred Compensation Plan permits the named executive officers to elect to defer a portion of their base salary and incentive bonus, and to receive company matching contributions on a portion of the deferred amounts. Mr. Baur may defer up to 50% of his base salary and bonus, and the Company will provide a matching contribution of 50% of the amount deferred, subject to a $300,000 annual limit. The other named executive officers may defer up to 25% of their base salary and bonus, and the Company will provide a matching contribution of 30% of the first 15% of salary and bonus deferred. Company matching contributions vest 50% after three years of continued service following the contribution, 75% vested after 4 years of continued service, and 100% vested after five years of continued service.

Deferred amounts are credited to each participant’s account, which is indexed to one or more investment alternatives chosen by each participant from a range of mutual fund offering and other investments available under the plan. Each participant’s account is adjusted to reflect the investment performance of the selected investments. Benefits under the plan are payable in cash and generally will be paid in either a lump-sum or in annual installments over a certain term upon retirement, death or other termination of employment, or upon a change in control of the Company, as elected in advance by the participant. A participant may also elect to receive some or all of the deferred amounts and related earnings pursuant to an in-service distribution, subject to a minimum five year deferral.

2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the value of the termination payments and benefits that our named executive officers would receive if they had terminated employment on June 30, 2007 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

		Before Change in Control	After Change in Control
Name	Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Termination due to Death or Retirement ($)		Termination due to Disability ($)	Voluntary Termination ($)
Michael L. Baur	Severance (1)	1,884,625	5,653,875	—		—	—
	Pro Rata Bonus (2)	1,184,625	1,184,625	1,184,625		1,184,625	—
	Equity Acceleration (3)	293,960	293,960	293,960		293,960	—
	Medical Coverage (4)	333,000	333,000	333,000	(7)	333,000	—
	Deferred Compensation (5)	726,935	1,260,679	1,260,679		1,260,679	726,935
	Special Disability Benefit (6)	—	—	—		1,250,000	—

	Total	4,423,145	8,726,139	3,072,264		4,322,264	726,935

Richard P. Cleys	Severance (1)	330,376	660,752	—		—	—
	Pro Rata Bonus (2)	80,376	80,376	80,376		80,376	—
	Equity Acceleration (3)	31,685	31,685	31,685		31,685	—
	Medical Coverage (4)	12,721	25,442	0		0	—
	Deferred Compensation (5)	93,124	93,124	93,124		93,124	93,124

	Total	548,282	891,379	205,185		205,185	93,124

R. Scott Benbenek	Severance (1)	421,567	421,567	—		—	—
	Pro Rata Bonus (2)	221,567	221,567	221,567		221,567	—
	Equity Acceleration (3)	28,632	28,632	28,632		28,632	—
	Medical Coverage (4)	5,932	5,932	0		0	—
	Deferred Compensation (5)	166,411	216,334	216,334		216,334	166,411

	Total	844,109	894,032	466,533		466,533	166,411

Andrea D. Meade	Severance (1)	328,984	328,984	—		—	—
	Pro Rata Bonus (2)	191,484	191,484	191,484		191,484	—
	Equity Acceleration (3)	15,671	15,671	15,671		15,671	—
	Medical Coverage (4)	9,757	9,757	0		0	—
	Deferred Compensation (5)	64,231	83,501	83,501		83,501	64,231

	Total	610,127	629,397	290,656		290,656	64,231

Robert S. McLain Jr.	Severance (1)	265,930	265,930	—		—	—
	Pro Rata Bonus (2)	95,930	95,930	95,930		95,930	—
	Equity Acceleration (3)	12,063	12,063	12,063		12,063	—
	Medical Coverage (4)	9,757	9,757	0		0	—
	Deferred Compensation (5)	107,715	140,023	140,023		140,023	107,715

	Total	491,395	523,703	248,016		248,016	107,715

(1)

Employment agreements with the named executive officers provide that if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason (as defined in the employment agreements), the executive will receive a lump sum severance payment equal to a multiple of the executive’s highest combined base salary and annual bonus earned in the last three full fiscal years prior to the date of termination. For Mr. Baur, the severance multiple is the higher of (a) one, (b) the number of months remaining between the date of termination and June 30, 2008, divided by 12, or (c) three, if the date of termination occurs within 12 months of a change in control of the Company. For Mr. Cleys, the severance multiple is the higher of (a) one, (b) the number of months remaining between the date of termination and June 30, 2008, divided by 12, or (c) two, if the date of termination occurs within 12 months of a change in control of the Company. For Mr. Benbenek and Ms. Meade, the severance multiple is one. For Mr. McLain, the severance multiple is the number of days remaining between the date of termination and the end of the term of the employment agreement (June 30, 2008), divided by 365.

(2)

Employment agreements with the named executive officers provide for a pro rata bonus payment of the annual bonus paid or payable for the most recently completed fiscal year prior to termination, based on the number of days elapsed in the current fiscal year through the date of termination. Amounts shown reflect 100% of the executive’s annual bonus earned for fiscal year 2007, as reported in the 2007 Summary Compensation Table.

(3)

Reflects the excess of the fair market value of the underlying shares as of June 30, 2007 over the exercise price of all unvested stock options, the vesting of which accelerates in connection with the specified event.

(4)	Reflects the estimated cost of providing continued health and welfare benefits to the executive as provided in the executive’s employment agreement.

(5)

Reflects payout of the executive’s balance under the Company’s Nonqualified Deferred Compensation Plan, which is reflected and described in the Nonqualified Deferred Compensation table in this Proxy Statement.

(6)

Mr. Baur’s employment agreement provides that if his employment is terminated by reason of Disability, he will continue to receive his salary during the period under which he continues to receive benefits under the Company’s short-term disability policy (assumed to be six months for purposes of this disclosure) and he will receive an annual payment of $60,000 until he is no longer considered to be disabled or until he reaches age 65.

(8)

Reflects the estimated cost of providing continued health and welfare benefits to the executive in the event of the executive’s retirement, as provided in the executive’s employment agreement. In the event of the executive’s death, the estimated cost of providing continued health and welfare benefits to the executive’s surviving spouse and dependent children, as provided in the executive’s employment agreement, is $193,748.

2007 DIRECTOR COMPENSATION TABLE

The following table provides information regarding the compensation paid to each of our non-employee directors for the fiscal year ended June 30, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
James G. Foody	108,000	80,973	188,973
Steven R. Fischer	82,500	80,973	163,473
Michael J. Grainger (2)	114,500	80,973	195,473
John P. Reilly (2)	112,500	80,973	193,473

(1)

Reflects the grant date fair value of stock awards recognized by the Company as an expense in fiscal year 2007 for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with FAS 123R. The restricted stock awards vested six months after the date of grant, and none of the directors held any restricted shares as of June 30, 2007. The total number of stock options held by each of the directors as of June 30, 2007 was: Foody, 31,200; Fischer, 86,600; Grainger, 13,800; and Reilly, 64,600.

(2)

Messrs. Reilly and Grainger were paid $1,000 per meeting ($1,500 per meeting attended in person) for their participation on the Special Committee formed by the Company’s Board of Directors to review the Company’s equity award practices. Messrs. Reilly and Grainger were the sole members of the Special Committee.

Compensation of Directors

Directors who are not employees of the Company are paid an annual retainer of $25,000. An additional annual retainer of $30,000 is paid, as applicable, to a non-executive Chairman (or Acting Chairman) of the Board of Directors. An additional annual retainer of $25,000 is paid to the chairman of the Audit Committee. Additional annual retainers of $2,000 are paid to the chairmen of the Compensation Committee, Nominating Committee and Governance Committee. Annual service for this purpose relates to the approximate 12-month periods between annual meetings of the Company’s shareholders. Non-employee directors also receive meeting fees of $1,500 for each board meeting attended; $2,000 for each Audit Committee meeting attended; $1,000 for each other stand-alone committee meeting attended, and $500 for each other committee meeting attended where such committee meeting is held at the same time as a board meeting or other committee meeting.

Under the Amended and Restated Director Plan, on the day following each annual meeting of shareholders each non-employee director will receive an award of restricted stock, with the number of shares of restricted stock determined by dividing $80,000 by the fair market value of the Common Stock on the date of grant. A person who first becomes a non-employee director on a date other than a regularly scheduled annual meeting of shareholders will receive a restricted stock award for a prorated number of shares of Common Stock. Restricted stock may not be transferred or sold until it has vested. Restricted stock granted under the Amended and Restated Director Plan will vest in full on the day that is six months after the date of grant, or upon the earlier occurrence of (i) the director’s termination of service as a director by reason of death, disability or retirement, or (ii) a change in control of the Company. If a director terminates service for any other reason, he or she will forfeit all of his or her right, title and interest in and to the restricted stock as of the date of termination.

All directors are reimbursed for their expenses incurred in connection with the performance of their services as directors.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2007, Messrs. Fischer, Grainger and Reilly served on the Compensation Committee. None of them were an officer or employee of the Company or any of its subsidiaries during the fiscal year ended June 30, 2007, nor any time prior thereto. During the fiscal year ended June 30, 2007, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and none of the Company’s executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and this Proxy Statement for filing with the Securities and Exchange Commission.

Compensation Committee: Steven R. Fischer Michael J. Grainger John P. Reilly

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures

The Audit Committee reviews all related party transactions as defined by Item 404 of the SEC’s Regulation S-K in accordance with NASDAQ listing standards. In addition, the charter of the Audit Committee requires the Audit Committee to review a summary of any directors or officers’ related party transactions and potential conflicts of interest on a yearly basis. The charter also requires the Audit Committee to review the Company’s conflict of interest policy (which is part of the Company’s code of conduct) and compliance with that policy on an annual basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock at October 18, 2007 of: (i) each person known by the Company to beneficially own five percent or more of the Common Stock; (ii) each director of the Company, (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company, as a group.

	Shares Beneficially Owned (1)
Name	Number	Percentage
Lord, Abbett & Co. LLC (2)	3,060,427	11.8%
FMR Corp. (3)	2,898,814	11.2%
First Pacific Advisors, LLC (4)	2,234,100	8.6%
Kayne Anderson Rudnick Investment Management, LLC (5)	1,816,093	7.0%
Eaton Vance Management (6)	1,390,348	5.4%
T. Rowe Price Associates, Inc. (7)	1,376,000	5.3%
Barclays Global Investors NA (8)	1,314,303	5.1%
Michael L. Baur (9)	597,334	2.3%
R. Scott Benbenek (10)	118,790	*
Steven R. Fischer (11)	100,667	*
James G. Foody (12)	96,450	*
John P. Reilly (13)	67,300	*
Robert S. McLain, Jr. (14)	53,857	*
Richard P. Cleys (15)	51,000	*
Michael J. Grainger (16)	16,500	*
Andrea D. Meade (17)	11,923	*
All directors and executive officers as a group (8 persons) (18)	1,059,964	4.0%

*	Amount represents less than 1.0%.

(1)

Applicable percentage of ownership is based upon 25,868,965 shares of Common Stock outstanding on October 18, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)

A Schedule 13G filed with the SEC reflects that Lord Abbett & Co. LLC. is the beneficial owner of the indicated shares as of December 31, 2006, including 2,781,666 shares as to which it held sole voting power and as to all of which it held sole investment power. The business address of the named shareholder is 90 Hudson Street, Jersey City, NJ 07302.

(3)

A Schedule 13G/A filed with the SEC reflects that FMR Corp. is the ultimate parent company of a variety of companies engaged in the securities business and was, along with certain related persons, the beneficial owner of the indicated shares as of December 31, 2006, including 350,000 shares as to which it held sole voting power and as to all of which it held sole investment power. The business address of the named shareholder is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)

A Schedule 13G filed with the SEC reflects that First Pacific Advisors, LLC is the beneficial owner of the indicated shares as of December 31, 2006, including 134,100 shares as to which it held shared voting power and as to all of which it held shared investment power. The business address of the named shareholder is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

(5)

A Schedule 13G filed with the SEC reflects that Kayne Anderson Rudnick Investment Management, LLC is the beneficial owner of the indicated shares as of December 31, 2006, as to all of which it held sole voting power and sole investment power. The business address of the named shareholder is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067.

(6)

A Schedule 13G/A filed with the SEC reflects that Eaton Vance Management is the beneficial owner of the indicated shares as of December 31, 2006, as to all of which it held sole voting power and sole investment power. The business address of the named shareholder is 255 State Street, Boston, Massachusetts 02109.

(7)

A Schedule 13G filed with the SEC reflects that T. Rowe Price Associates, Inc. is the beneficial owner of the indicated shares as of December 31, 2006, including 219,500 shares as to which it held sole voting power and as to all of which it held sole investment power. The business address of the named shareholder is 100 E. Pratt Street, Baltimore, Maryland 21202.

(8)

A Schedule 13G filed with the SEC reflects that Barclays Global Investors, NA. (“BGI”) and its affiliates are the beneficial owners of the indicated shares as of December 31, 2006, including 508,438 of such shares as to which BGI held sole voting power, 604,175 of such shares as to which BGI held sole dispositive power; 693,747 of such shares as to which Barclays Global Fund Advisors held sole voting and sole dispositive power; and 16,381 of such shares as to which Barclays Global Investors, LTD held sole voting and sole dispositive power. The business address of BGI and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105 and the business address of Barclays Global Investors, LTD is 1 Royal Mint Court, London, EC3N 4HH.

(9)

Includes 478,502 shares issuable pursuant to exercisable options and options which will become exercisable by December 17, 2007 which were granted by the Company. Does not include 176,666 shares issuable pursuant to options granted by the Company which are not currently exercisable. 106,000 shares are pledged as security.

(10)

Includes 84,405 shares issuable pursuant to exercisable options and options which will become exercisable by December 17, 2007 granted by the Company. Does not include 37,333 shares issuable pursuant to options granted by the Company which are not currently exercisable or will not become exercisable by December 17, 2007.

(11)

Includes 86,600 shares issuable pursuant to exercisable options and options which will become exercisable by December 17, 2007 which were granted by the Company, and includes 6,200 shares owned by a member of Mr. Fischer’s household.

(12)

Includes 31,200 shares issuable pursuant to exercisable options and options which will become exercisable by December 17, 2007 which were granted by the Company, and includes 4,850 shares owned by Mr. Foody’s wife.

(13)	Includes 64,600 shares issuable pursuant to exercisable options and options which will become exercisable by December 17, 2007 which were granted by the Company.

(14)

Includes 37,601 shares issuable pursuant to exercisable options and options which will become exercisable by December 17, 2007 which were granted by the Company. Does not include 4,699 shares issuable pursuant to options granted by the Company which are not currently exercisable.

(15)

Includes 51,000 shares issuable pursuant to exercisable options and options which will become exercisable by December 17, 2007 which were granted by the Company. Does not include 17,334 shares issuable pursuant to options granted by the Company which are not currently exercisable.

(16)	Includes 13,800 shares issuable pursuant to exercisable options and options which will become exercisable by December 17, 2007 which were granted by the Company.

(17)

Includes 10,801 shares issuable pursuant to exercisable options and options which will become exercisable by December 17, 2007 granted by the Company. Does not include 22,399 shares issuable pursuant to options granted by the Company which are not currently exercisable or will not become exercisable by December 17, 2007.

(18)	Does not include shares beneficially owned by Mr. McLain.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at www.scansource.com. This report reviews the actions taken by the Audit Committee with regard to the financial reporting process during the fiscal year ended June 30, 2007 and particularly with regard to the Company’s audited consolidated financial statements as of June 30, 2007 and June 30, 2006 and for the three years ended June 30, 2007.

The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as the Company’s independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met 4 times during the fiscal year ended June 30, 2007.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required of auditors by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which it received from the auditors. The Audit Committee also considered whether the provision of services during the fiscal year ended June 30, 2007 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of the Company’s interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of its financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the SEC.

Audit Committee: Michael J. Grainger Steven R. Fischer James G. Foody John P. Reilly

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, which is required to be filed with the SEC, will be made available to shareholders to whom this Proxy Statement is mailed, without charge, upon written request to Mr. Richard P. Cleys, Chief Financial Officer, ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615.

By order of the Board of Directors,

James G. Foody Chairman of the Board

October 19, 2007

Annex A

AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the ScanSource, Inc. 2002 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of ScanSource, Inc. (the “Company”), by linking the personal interests of employees, officers, consultants and advisors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants and advisors.

ARTICLE 2

EFFECTIVE DATE

2.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the shareholders of the Company.

ARTICLE 3

DEFINITIONS

3.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (such term for purposes of this definition being as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means ScanSource, Inc., a South Carolina corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or advisor of the Company, as applicable. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or advisor and shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m) “Disability” or “Disabled” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(o) “Effective Date” has the meaning assigned such term in Section 2.1.

(p) “Eligible Participant” means an employee, officer, consultant or advisor of the Company or any Affiliate.

(q) “Exchange” means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s) “Good Reason” has the meaning assigned such term in the employment agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate after the occurrence of a Change in Control, without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or the Affiliate promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect on the date of the Change in Control, (ii) a material reduction by the Company or an Affiliate in the Participant’s base salary as in effect on the date of the Change in Control, (iii) the Company or an Affiliate requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the location at which the Participant was stationed immediately prior to the Change in Control, or (iv) the material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate; provided that any event described in clauses (i) through (iv) above shall constitute Good Reason only if the Company fails to rescind or cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event or condition described in clauses (i) through (iv) above on the 90th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date

(t) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Grant Date” means the date an Award is made by the Committee.

(v) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(x) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(y) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(z) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(aa) “Participant” means a person who, as an employee, officer, consultant or advisor of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(bb) “Performance Award” means Performance Shares or Performance Units granted pursuant to Article 9.

(cc) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(dd) “Performance Unit” means a right granted to a Participant under Article 9 to a cash award, or unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(ee) “Plan” means the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan, as amended from time to time.

(ff) “Qualified Performance-Based Award” means (i) a Performance Award, Restricted Stock Award, Other Stock-Based Award or cash incentive award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Criteria as set forth in Section 13.11, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(gg) “Qualified Performance Criteria” means one or more of the performance criteria listed in Section 13.11(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(hh) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(ii) “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj) “Retirement” means a Participant’s termination of employment with the Company or an Affiliate with the Committee’s approval after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment.

(kk) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(ll) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(mm) “Stock” means the no par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(nn) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(oo) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(pp) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(qq) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the

Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 13, based in each case on such considerations as the Committee in its sole discretion determines;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Certificate as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Not withstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who are, or who are anticipated to become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 14.1, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Award) shall be 2,800,000.

5.2. LAPSED AWARDS.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered for purposes of determining the number of Shares remaining available for issuance delivery pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(f) To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 100,000. The maximum fair market value (measured as of the Grant Date) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $3,000,000.

5.5. MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 13.1 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, Full-Value Awards granted under the Plan to an employee, officer or consultant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Full Value Awards in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Subject to Section 13.9, the Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(d) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

(f) No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Lapse of Option. An Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4), (5) and (6) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Non-Qualified Stock Option:

(1) The expiration date set forth in the Award Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability, death or termination for Cause.

(4) One year after the termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5) One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

(6) The date of the termination of the Participant’s Continuous Status as a Participant if such termination is for Cause.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 13.5.

(b) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(c) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d) Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f) Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date in the case of any Stock Appreciation Right related to an Incentive Stock Option.

(b) Prohibition on Repricing. Except as otherwise provided in Section 15.1, the grant price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) Exercise Term. In no event may any SAR be exercisable for more than ten years from the Grant Date.

(d) No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any one or more of the Qualified Performance Criteria listed in Section 13.11(b) or any other criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

9.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or property other than Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Award that will be paid to the Participant.

9.4. OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination of the amount of the Award by the Committee, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

10.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

13.2. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

13.3. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.4. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.5. BENEFICIARIES. Notwithstanding Section 13.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.6. STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.7. ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Notwithstanding any other provision in the Plan or any Participant’s Award Certificate to the contrary, upon the Participant’s death or Disability during his Continuous Status as a Participant, or upon the Participant’s Retirement, all of such Participant’s outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on the Participant’s outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

13.8. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate, all of a Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on the Participant’s outstanding Awards shall lapse if the Participant’s employment is terminated without Cause or the Participant resigns for Good Reason within 12 months after the effective date of a Change in Control. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

13.9. ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 13.7 or 13.8 above, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/ or that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may in its sole discretion at any time accelerate the vesting of Awards for any other reason, unless the aggregate number of Shares with respect to which such acceleration occurs exceeds 5% of the total number of Shares authorized for issuance under Section 5.1 of the Plan. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9.

13.10. EFFECT OF ACCELERATION. If an Award is accelerated under Section 13.8 or Section 13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

13.11. QUALIFIED PERFORMANCE-BASED AWARDS.

(a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

(b) When granting any Performance Award, Restricted Stock Award, Other Stock-Based Award (other than Options or SARs), or any cash incentive award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate: (1) earnings per share, (2) EBITDA (earnings before interest, taxes, depreciation and amortization), (3) EBIT (earnings before interest and taxes), (4) economic profit, (5) cash flow, (6) sales growth, (7) net profit before tax, (8) gross profit, (9) operating income or profit, (10) return on equity, (11) return on assets, (12) return on capital, (13) changes in working capital, or (14) shareholder return.

(c) Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon termination of the Participant’s employment without Cause or for Good Reason within 12 months after the effective date of a Change in Control.

(d) Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance- Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(e) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

13.12. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2. DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3. GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Non-Qualified Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares issuable under the Plan, (iii) materially modify the requirements for eligibility, or (iv) otherwise constitute a material amendment requiring shareholder approval under applicable laws, policies or regulations, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

15.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of any Option may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Article 14, the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

ARTICLE 16

GENERAL PROVISIONS

16.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

16.2. NO SHAREHOLDER RIGHTS. No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

16.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, consultant or advisor at any time, nor confer upon any Participant any right to continue as an employee, officer, consultant or advisor of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

16.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

16.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.11. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up.

16.12. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of South Carolina.

16.14. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

16.15. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

16.16. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any amount upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Section 409A-compliant “change in control event” “disability” or “separation from service” as the case may be.

(b) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(c) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the Participant’s separation from service during a period in which he is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of Participant’s death or the first day of the seventh month following Participant’s separation from service; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following Participant’s separation from service will be accumulated and Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of Participant’s death or the first day of the seventh month following Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder (“Final 409A Regulations”), provided, however, that, as permitted in the Final 409A Regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board of Directors or a committee thereof, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(d) Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

The foregoing is hereby acknowledged as being the ScanSource, Inc. 2002 Long-Term Incentive Plan as adopted by the Company’s shareholders on December 5, 2002, as amended by the Company’s shareholders on December 1, 2005, and as further amended by the Company’s shareholders on December     , 2007.

SCANSOURCE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, DECEMBER 6, 2007, AT THE MARRIOTT HOTEL, ONE PARKWAY EAST, GREENVILLE, SOUTH CAROLINA AT 10:00 A.M. LOCAL TIME.

The undersigned hereby appoints Michael L. Baur and John J. Ellsworth, or either of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of ScanSource, Inc., a South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the 2007 Annual Meeting of Shareholders of the Company and at any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

SCANSOURCE, INC.

December 6, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR

DIRECTOR AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED

ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	Approval of an amendment to the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan.	☐	☐	☐

	NOMINEES:				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Michael L. Baur O Steven R. Fischer O James G. Foody O Michael J. Grainger O John P. Reilly	One-year term One-year term One-year term One-year term One-year term	3.	Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2008.	☐	☐	☐
			4.	In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				THIS PROXY WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND EACH OF THE MATTERS SET FORTH ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR BEST JUDGMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.